Exhibit 10.1

Securities Exchange Agreement

by and among

W Technologies, Inc.

And

Mid Atlantic Capital Associates, Inc.

Exhibit A         Note

Exhibit B         Stock Power

Securities Exchange Agreement

Dated as of July 13, 2021

This Securities Exchange Agreement (together with the exhibits and other attachments hereto, this “Agreement”) is entered into as of the date first set forth above (the “Closing Date”) by and between (i) W Technologies, Inc., a Delaware corporation (the “Company”) and (ii) Mid Atlantic Capital Associates, Inc. (“Holder”). Each of the Company and Holder may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, Holder is the owner of a promissory note of the Company in the original principal amount of $161,941, issued to the Holder on April 30, 2021, as attached hereto as Exhibit A (the “Note”);

WHEREAS, pursuant to the Note, certain amounts constituting unpaid principal and accrued unpaid interest on the Note are owed by the Company to the Holder (the “Indebtedness”);

WHEREAS, the amount of the Indebtedness as of the Closing Date is $161,841;

WHEREAS, the holder is the record and beneficial holder of 1,000,000 shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Stock”), of the Company (the “Shares”); and

WHEREAS, the Parties now desire to enter into this Agreement pursuant to which the Note and the Shares shall be exchanged for certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”);

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I.    Definitions and Interpretation

Section 1.01    Definitions.  The following terms, as used herein, have the following meanings:

(a)	“Accredited Investor” has the meaning set forth in Section 3.07(b).

(b)	“Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

(c)	“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

(d)	“Agreement” has the meaning set forth in the introductory paragraph hereto.

(e)

“Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

(f)	“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in Delaware are authorized or required by law or executive order to close.

(g)	“Closing Date” has the meaning set forth in the introductory paragraph hereto.

(h)	“Closing” has the meaning set forth in Section 2.03.

(i)	“Company Organizational Documents” has the meaning set forth in Section 4.02.

(j)	“Company Securities” has the meaning set forth in Section 3.07(f).

(k)	“Company” has the meaning set forth in the introductory paragraph hereto.

(l)

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

(m)	“Exchange” has the meaning set forth in Section 2.01(c).

(n)	“Holder” has the meaning set forth in the introductory paragraph hereto.

(o)	“Holder” has the meaning set forth in the recitals hereto.

(p)	“Indebtedness” has the meaning set forth in the recitals hereto.

(q)	“Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

(r)

“Lien” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

(s)	“Note” has the meaning set forth in the recitals hereto.

(t)	“Order” means any decree, order, judgment, writ, award, injunction, rule, injunction, stay, decree, judgment or restraining order or consent of or by an Authority.

(u)	“Party” and “Parties” have the meanings set forth in the introductory paragraph hereto.

(v)

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

(w)	“Rule 144” has the meaning set forth in Section 3.07(f).

(x)	“Securities Act” has the meaning set forth in the recitals hereto.

(y)	“Securities” has the meaning set forth in Section 2.01(a).

(z)	“Series F Stock” has the meaning set forth in the recitals hereto.

(aa)	“Shares” has the meaning set forth in the recitals hereto.

(bb)

“Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Internal Revenue Code of 1986, as amended, or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

Section 1.02    Interpretive Provisions.  Unless the express context otherwise requires: (i) the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (iii) the terms “Dollars” and “$” mean United States Dollars; (iv) references herein to a specific Section, Subsection, Recital, or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; (v) wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (vi) references herein to any gender shall include each other gender; (vii) references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained herein is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; (viii)

references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (ix) references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; (x) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (xi) references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and (xii) references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

ARTICLE II.    EXCHANGE

Section 2.01    The Exchange.

(a)

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Holder shall sell, assign, transfer and deliver to the Company, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Note and the Shares (collectively, the “Securities”) in exchange for the issuance to Holder of 7,678,732 shares of Common Stock (the “Exchange Shares”).

(b)

Promptly following the issuance to the Holder of the Exchange Shares, the Shares and the Note shall be assigned to the Company as set forth in Section 2.04, and the Note shall thereafter be cancelled and terminated, and shall be null and void and of no further force or effect, and the Indebtedness shall be deemed satisfied and paid in full and any and all security interests that Holder may have in any assets or property of the Company or any other person or entity pursuant to the Note or any documents or agreements entered into in connection therewith shall be released and terminated and of no further force or effect.

(c)	The exchange as set forth in this Section 2.01, subject to the other terms and conditions herein, is referred to herein as the “Exchange.”

Section 2.02    Section 3(a)(9).   The exchange of the Securities for the Exchange Shares is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

Section 2.03    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date simultaneously with the execution and delivery of this Agreement by remote exchange of electronic documents.

Section 2.04    Assignment of Note and Shares.

(a)

Effective as of the Closing, Holder does hereby sell, assign, transfer and convey to the Company all of the right, title and interest of Holder in, to and under the Note, free and clear of any liens, encumbrances, pledges, hypothecations, mortgages, indentures, assignments, security interests (including, without limitation, a preference, priority or other security agreement), transfer restrictions under any equity holder or similar agreement, arrangement, contract, commitment, understanding or obligation (whether written or oral), preferential arrangement of any kind or nature whatsoever, claims (pending or threatened), escrows, charges, options, lock-up arrangements, rights of first refusal, proxies, voting trusts, encumbrances or any other restrictions or limitations whatsoever, together with any other rights, privileges and benefits belonging to or held by Holder thereunder, and the Company hereby agrees to assume the Note as the holder thereof. This Agreement shall operate as an assignment and assumption agreement with respect to the Note, as set forth herein and the Note shall be deemed delivered to the Company at the Closing subject to the issuance of the Exchange Shares to the Holder as required herein.

(b)

At the Closing, Holder shall execute and delivery to the Company the Stock Power as attached hereto as Exhibit B (the “Stock Power”), and by such action shall transfer all right, title and interest in the Shares to the Company, and such acquisition by the Company shall be deemed a redemption of the Shares, and such Shares shall thereafter be returned to the status of authorized but unissued shares of Series F Stock.

Section 2.05    Company Issuance. At the Closing, the Company shall issue to Holder the Exchange Shares via book entry in the books and records of the Company. The Exchange Shares shall not be certificated.

Section 2.06    Additional Documents.  At and following the Closing, the Parties shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 2.07    Taxes.  Each Party shall be responsible for the income, gain, sales, use, value added, transfer, stamp, registration, documentary, excise, real property transfer or gains, or similar Taxes incurred by such Party as a result of the transactions contemplated by this Agreement.

ARTICLE III.    Representations and Warranties of the Holder

As an inducement to, and to obtain the reliance of the Company, Holder represents and warrants to the Company, as of the Closing Date, as follows:

Section 3.01    Existence and Power.  Holder is a corporation duly organized, validly existing, and in good standing under the laws of the State of its formation and has the full power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted and to enter into this Agreement and fulfill its obligations herein.

Section 3.02    No Conflict; Due Authorization.  The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any applicable Law. Holder has taken all actions required by Law or otherwise to authorize the execution, delivery and performance of this Agreement and to consummate the transactions herein contemplated. Holder has taken all action required by Law, its organizational documents, or otherwise to authorize the execution and delivery of this Agreement, and the Holder has full power, authority, and legal right to consummate the transactions herein contemplated and perform under this Agreement and otherwise to carry out its obligations hereunder.

Section 3.03    Valid Obligation.   This Agreement and all agreements and other documents executed by Holder in connection herewith constitute the valid and binding obligations of Holder, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 3.04    Governmental Authorization.  Neither the execution, delivery nor performance of this Agreement by Holder requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

Section 3.05    Title to Note and Shares.  Holder is the record and beneficial owner and holder of the Note and the record and beneficial holder of the Shares, in each case free and clear of all Liens. No part of the Note and none of the Shares is subject to pre-emptive or similar rights and Holder does not have any pre-emptive rights or similar rights to purchase or receive any interest in the Note or the Shares. Holder has the power and authority to transfer the Securities to the Company as contemplated pursuant to the terms of this Agreement. Upon delivery of the Exchange Shares to Holder in exchange for the Securities as contemplated hereby, the Company shall acquire good and valid title to the Securities, free and clear of all Liens.

Section 3.06    Broker’s, Finder’s or Similar Fees.   There are no brokerage commissions, finder’s fees or similar fees or commissions payable by Holder in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Holder or any action taken by Holder.

Section 3.07    Investment Representations.

(a)

Investment Purpose. Holder understands and agrees that the consummation of this Agreement including the delivery of the Exchange Shares to Holder in exchange for the Securities as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes and that the Exchange Shares are being acquired for Holder’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b)

Investor Status. Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) promulgated under the Securities Act. Holder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Holder requested and deemed material to making an informed decision regarding this Agreement and the underlying transactions.

(c)

Reliance on Exemptions. Holder understands that the Exchange Shares are being offered and sold to the Holder in reliance upon specific exemptions from the registration requirements of United States federal and state securities Laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.

(d)	Information. Holder has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Exchange

Shares which have been requested by Holder. Holder has been afforded the opportunity to ask questions of the Company. Holder understands that its investment in the Exchange Shares involves a significant degree of risk. The Holder represents and warrants that the Holder (i) can bear the economic risk of the Holder’s respective investments, and (ii) possesses such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of the investment in the Company and the Exchange Shares. The Holder acknowledges that Holder has carefully reviewed such information as the Holder has deemed necessary to evaluate an investment in the Company and the Exchange Shares.

(e)

Governmental Review. Holder understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Exchange Shares. The Holder further acknowledges that neither the Securities and Exchange Commission nor the securities regulatory body of any other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f)

Transfer or Resale. Holder understands that the sale or re-sale of the Exchange Shares has not been and is not being registered under the Securities Act or any applicable state securities Laws, and the Exchange Shares may not be transferred unless (a) the Exchange Shares are sold pursuant to an effective registration statement under the Securities Act, (b) Holder shall have delivered to the Company, at the cost of Holder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Exchange Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company, (c) the Exchange Shares are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the Securities Act (or a successor rule) (“Rule 144”)) of Holder who agree to sell or otherwise transfer the Exchange Shares only in accordance with this Section 3.07 and who is an Accredited Investor, (d) the Exchange Shares are sold pursuant to Rule 144, or (e) the Exchange Shares are sold pursuant to Regulation S under the Securities Act (or a successor rule), and Holder shall have delivered to the Company, at the cost of Holder, an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Company; (ii) any sale of such Exchange Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Exchange Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Exchange Shares under the Securities Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder (in each case).

Section 3.08    Full Disclosure.

No representation or warranty by Holder in this Agreement or any certificate or other document furnished or to be furnished to the Company pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV.    Representations and Warranties of the Company

As an inducement to, and to obtain the reliance of the Holder, the Company represents and warrants to the Holder as of the Closing Date as follows:

Section 4.01    Organization. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and has the corporate power and is duly authorized under all applicable Laws, regulations, ordinances, and orders of public authorities to own and use its properties and assets and carry on its business in all material respects as it is now being conducted.

Section 4.02    No Conflict; Due Authorization.     The execution, delivery and performance of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Certificate of Incorporation and Bylaws of the Company as in effect on the Closing Date (the “Company Organizational Documents”). The Company has taken all action required by Law, the Company Organizational Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right to consummate the transactions herein contemplated and perform under this Agreement and otherwise to carry out its obligations hereunder.

Section 4.03    Valid Obligation.   This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by the Enforceability Exceptions.

Section 4.04    Governmental Authorization.  Neither the execution and delivery nor performance of this Agreement by the Company requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority, or will result in a violation of any Law applicable to the Company or by which any property or asset of the Company is bound or affected.

Section 4.05    Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 4.06    Absence of Certain Changes.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company.

Section 4.07    Validity of Exchange Shares. The Exchange Shares issued pursuant to this Agreement, when delivered in exchange for the Securities in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

Section 4.08    Broker’s, Finder’s or Similar Fees.  There are no brokerage commissions, finder’s fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

Section 4.09    Full Disclosure. No representation or warranty by the Company in this Agreement or any certificate or other document furnished or to be furnished to the Holder pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE V.    Miscellaneous

Section 5.01    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)	This Agreement shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder.

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA, IN EACH CASE LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.01(c).

Section 5.02    Notices.

(a)

Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email with return receipt requested, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company:

W Technologies

Attn: Mikael Lundgren, Chief Executive Officer

9440 Santa Monica Boulevard, Suite 301

Beverly Hills, CA 90210

Email: mg.l@wtechnologiescorp.com

With copies, which shall not constitute notice, to:

Yechiel E. Baron, Esq.

407 Lincoln Road, Ste. 701

Miami Beach Fl. 33139

Email: YBaron@BalanceLabs.co

and

Anthony L.G., PLLC

Attn: Laura Anthony

625 North Flagler Drive, Suite 600

West Palm Beach, Florida 33401

Email: lanthony@anthonypllc.com

If to Holder, to:

Mid Atlantic Capital Associates, Inc.

120 – 256 Wallace Street Nanaimo, BC, V9R 5B3 Canada

Attn: Charles Flynn, Executive Officer

Email: chasdflynn@midatlcap.com

(b)	Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c)

Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 5.03    Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 5.04    Public Announcements and Filings.   Unless required by applicable Law or regulatory authority, none of the Parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the Parties.

Section 5.05    Third Party Beneficiaries. This contract is strictly between the Company and the Holder and, except as specifically provided, no other Person and no director, officer, stockholder, employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Agreement.

Section 5.06    Expenses.  Other than as specifically set forth herein, each of the Company and the Holder will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 5.07    Entire Agreement.   This Agreement, the Stock Power and the other documents referenced herein or entered into in connection with the transactions as contemplated herein represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.08    Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.

Section 5.09    Amendment; Waiver; Severability; Remedies

(a)

This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Company and the Holder.

(b)

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)

Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d)	If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(e)

Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

Section 5.10    Headings.   The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

Section 5.11    No Assignment or Delegation.    No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of all of the Parties and any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement. This Agreement shall be binding on the permitted successors and assigns of the Parties.

Section 5.12    Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, each Party shall use their respective commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable, and to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 5.13    Further Assurances.    Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

Section 5.14    Specific Performance.    The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party hereto shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) the other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.15    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that all parties need not sign the same counterpart. The execution and delivery of a facsimile or other electronic transmission of a signature to this Agreement shall constitute delivery of an executed original and shall be binding upon the person whose signature appears on the transmitted copy.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Closing Date.

W Technologies, Inc.

By:         /s/ Mikael Lundgren

Name:          Mikael Lundgren

Title: Chief Executive Officer

Mid Atlantic Capital Associates, Inc.

By:         /s/ Charles Flynn

Name: Charles Flynn

Title: President and Chief Executive Officer

Exhibit A

Note

(REDACTED)

Exhibit B

IRREVOCABLE STOCK POWER

(REDACTED)